UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

PERFORMANCE FOOD GROUP COMPANY

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-22192	54-0402940
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

12500 West Creek Parkway
Richmond, Virginia	23238
(Address of Principal Executive Offices)	(Zip Code)

(804) 484-7700
Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On May 3, 2005, Performance Food Group Company, a Tennessee corporation, issued a press release announcing its earnings results for the fiscal quarter ended April 2, 2005, the text of which is furnished herewith as Exhibit 99.1.

     The press release furnished herewith as Exhibit 99.1 includes a discussion of net earnings per share diluted for Performance Food Group Company’s continuing operations as well as its discontinued Fresh-cut segment operations, in each case, excluding the impact from the discontinuation of depreciation and amortization for the Fresh-cut segment beginning on February 23, 2005 in accordance with generally accepted accounting principles. Performance Food Group Company’s management believes that the inclusion of this information provides investors with a more comparable comparison of its per share diluted earnings for the quarter ended April 2, 2005 when compared to the quarter ended April 3, 2004.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1	Press Release of Performance Food Group Company dated May 3, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFORMANCE FOOD GROUP COMPANY
By:	/s/ John D. Austin
John D. Austin
Senior Vice President and Chief Financial Officer

Date: May 3, 2005

EXHIBIT INDEX

99.1	Press Release of Performance Food Group Company dated May 3, 2005.

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